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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 23, 2001 accompanying the consolidated financial statements of The Manufacturers Life Insurance Company (U.S.A.) and to the use of our report dated February 2, 2001 accompanying the financial statements of Separate Account Three of The Manufacturers Life Insurance Company of America in Pre-Effective Amendment No. 1 to the Registration Statement No. 333-71318 on Form S-6 and related prospectus of Separate Account A of The Manufacturers Life Insurance Company (U.S.A.).


/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 28, 2001